© 2021 Wells Fargo Bank, N.A. All rights reserved. 4Q20 Financial Results January 15, 2021 Exhibit 99.3

24Q20 Financial Results  Helped 3.6 million consumer and small business customers by deferring payments and waiving fees  Funded approximately 194,000 loans totaling $10.5 billion under the Paycheck Protection Program and provided an additional $51 million in liquidity for Community Development Financial Institutions (CDFIs) and African American owned Minority Depository Institutions (MDIs)  Helped over 635,000 homeowners with new low-rate loans to either purchase a home or refinance an existing mortgage: over 265,000 purchases and nearly 370,000 refis  Closed $2.1 billion in new commitments for affordable housing under the GSE and FHA programs (77 properties nationwide with 12,560 total units including 10,650 rent restricted affordable units)  The Renewable Energy & Environmental Finance group provided approximately $2.4 billion in financing to the renewable energy industry in 2020, a nearly $1 billion increase over 2019  During the height of the market volatility caused by the COVID-19 pandemic, Wells Fargo Investment Institute (WFII) hosted daily market volatility calls for clients; overall WFII hosted 44 market volatility calls in the first half of 2020 with more than 150,000 participants Supporting customers, communities and employees in 2020 Supporting Our Customers Helping Our Communities and Small Businesses  Charitable Contributions: Deployed $475 million in philanthropic contributions, including: - $225 million in philanthropic contributions for COVID-19 relief - More than $84 million through the Open for Business Fund helping entrepreneurs keep roughly 50,000 small business jobs  Investing in Minority Depository Institutions: (MDIs): Announced the planned investment of up to $50 million in African American MDIs  Fighting Hunger: Provided 82 million meals to families in need, resulting from a combination of food bank events and a $10 million donation to Feeding America  Addressing Housing Insecurity: Kept 200,000 individuals housed through our support of rent relief, eviction prevention and other housing initiatives  Aided more than 23,000 employees via a $25 million grant to the WE Care employee relief fund  More than 22,000 employees utilized enhanced childcare benefits amid the pandemic  Raised minimum hourly pay levels in a majority of U.S. markets with more than 25,000 employees receiving a pay adjustment Assisting Employees

34Q20 Financial Results 4Q20 results Financial Results ROE: 6.4% ROTCE: 7.7%1 Efficiency ratio: 83%2 Credit Quality Capital and Liquidity CET1: 11.6%3 LCR: 133%4  Net Income of $3.0 billion, or $0.64 per diluted common share – Revenue of $17.9 billion, down 10% – Noninterest expense of $14.8 billion, down 5%  Results included:  Effective income tax rate of 3.5%  Average loans of $899.7 billion, down 6%  Average deposits of $1.4 trillion, up 4%  Provision for credit losses of $(179) million, down $823 million – Total net charge-offs of $584 million, down $185 million • Net loan charge-offs of 0.26% of average loans (annualized), down from 0.32% – Allowance for credit losses for loans of $19.7 billion, down $758 million from 3Q20 predominantly due to the announced sale of our student loan portfolio  Common Equity Tier 1 (CET1) capital of $138.3 billion3  CET1 ratio of 11.6% under the Standardized Approach and 11.9% under the Advanced Approach3  Common stock dividend of $0.10 per share, or $414 million  The Company’s Board of Directors approved an increase in the Company’s authority to repurchase common stock by an additional 500 million shares, bringing the total authorized amount to 667 million common shares Comparisons in the bullet points are for 4Q20 versus 4Q19, unless otherwise noted. 1. Tangible common equity and return on average tangible common equity (ROTCE) are non-GAAP financial measures. For additional information, including a corresponding reconciliation to GAAP financial measures, see the “Tangible Common Equity” table on page 22. 2. The efficiency ratio is noninterest expense divided by total revenue. 3. See page 23 for additional information regarding Common Equity Tier 1 (CET1) capital and ratios. CET1 is a preliminary estimate. 4. Liquidity coverage ratio (LCR) is calculated as high-quality liquid assets divided by projected net cash outflows, as each is defined under the LCR rule. LCR is a preliminary estimate. ($ in millions, except EPS) Pre-tax Income EPS Restructuring charges impact (781)$ (0.14)$ Reserve release due to the announced sale of our student loan portfolio 757 0.14 Customer remediation accruals impact (321) (0.06)

4Q20 earnings

WELLS FARGO

$ in millions (mm), except per share data		4Q20	3Q20	4Q19		vs. 3Q20	vs. 4Q19
Net interest income	$	9,275	9,368	11,200	$	(93)	(1,925)
Noninterest income		8,650	9,494	8,660		(844)	(10)
Total revenue		17,925	18,862	19,860		(937)	(1,935)
Net charge-offs		584	731	769		(147)	(185)
Change in the allowance for credit losses		(763)	38	(125)		(801)	(638)
Provision for credit losses		(179)	769	644		(948)	(823)
Noninterest expense		14,802	15,229	15,614		(427)	(812)
Pre-tax income		3,302	2,864	3,602		438	(300)
Income tax expense		108	645	678		(537)	(570)
Effective income tax rate (%)		*3.5 %*	*24.1*	*19.1*		*n.m.*	*n.m.*
Net income	**$**	**2,992**	**2,035**	**2,873**	**$**	**957**	**119**
Diluted earnings per common share	$	0.64	0.42	0.60	$	0.22	0.04
Diluted average common shares *(mm)*	#	4,151.3	4,132.2	4,234.6		19	(83)
Return on equity (ROE)		6.4 %	4.2	5.9		220 bps	50 bps
Return on average tangible common equity (ROTCE)[1]		7.7	5.1	7.1		260	60
Efficiency ratio		83	81	79		200	400

NM- Not meaningful

1. Tangible common equity and return on average tangible common equity are non-GAAP financial measures. For additional information, including a corresponding reconciliation to GAAP financial measures, see the "Tangible Common Equity" table on page 22.

4Q20 Financial Results

4

Credit quality of the loan portfolio

Provision Expense and Net Charge-offs on Loans *($ in millions)*


3,833
9,565
0.32%
0.38%
0.46%
0.29%
0.26%
644
769
909
1,113
751
683
584
(144)
4Q19
1Q20
2Q20
3Q20
4Q20
Provision for Loan Losses
Net Charge-offs
Net Charge-off Ratio

- Both commercial and consumer loan portfolios saw declines in losses and net charge-off rates
  - Commercial net loan charge-offs were impacted by a small number of credit exposures in the commercial real estate portfolio
  - Consumer losses decreased as the impacts of government stimulus programs and customer accommodations, including payment deferrals, continued to impact performance
- Nonperforming assets increased $709 million, or 9%, to $8.9 billion
  - Nonaccrual loans increased $706 million primarily due to increases in the commercial real estate, residential mortgage, and lease financing portfolios, partially offset by a decrease in the commercial and industrial portfolio

Allowance for Credit Losses for Loans *($ in millions)*


10,456
12,022
20,436
20,471
19,713
4,211
6,743
8,767
8,929
8,197
1.09%
1.19%
2.19%
2.22%
2.22%
6,245
5,279
11,669
11,542
11,516
4Q19
1Q20
2Q20
3Q20
4Q20
Commercial
Consumer
Allowance coverage for total loans

- Allowance for credit losses for loans down $758 million almost entirely due to the announced sale of our student loan portfolio
- Allowance coverage for total loans stable reflecting continued uncertainty due to COVID-19

Comparisons in the bullet points are for 4Q20 versus 3Q20.

4Q20 Financial Results
5

Consumer loan deferrals due to COVID-19

- $14.3 billion unpaid principal balance (UPB) of modified consumer loans were still in deferral as of 12/31/20, down from $22.7 billion as of 9/30/20[1]

	As of December 31, 2020		As of September 30, 2020		As of June 30, 2020	
($ in millions)	Unpaid principal balance of modified loans still in deferral period	% of loan class	Unpaid principal balance of modified loans still in deferral period	% of loan class	Unpaid principal balance of modified loans still in deferral period	% of loan class
Residential mortgage-first lien	$ 10,544	4 %	$ 16,994	6 %	$ 25,194	9 %
Residential mortgage-junior lien	1,355	6	1,848	7	2,812	10
Credit card	373	1	783	2	2,616	7
Auto	1,911	4	2,796	6	4,880	10
Other consumer[1]	126	1	317	1	638	3
Total Consumer[2]	**$ 14,309**	**3 %**	**$ 22,738**	**5 %**	**$ 36,140**	**10 %**

1. Excludes student loans in deferral due to the announced sale of our student loan portfolio and the transfer of these loans to loans held for sale. Prior period amounts of other consumer loans have been revised to exclude student loan balances in deferral of $740 million and $1.0 billion at September 30, 2020 and June 30, 2020, respectively.
2. Excludes $15.9 billion, $19.1 billion and $7.1 billion at December 31, 2020, September 30, 2020 and June 30, 2020, respectively, of residential mortgage-first lien loans insured by the Federal Housing Administration (FHA) or guaranteed by the Department of Veterans Affairs (VA) that were primarily repurchased from GNMA loan securitization pools. FHA/VA loans are entitled to payment deferrals of scheduled principal and interest up to a total of 12 months.

4Q20 Financial Results
6

Average loans and deposits

WELLS FARGO

Average Loans Outstanding *($ in billions)*



956.5
965.0
971.3
931.7
899.7
443.9
4.37%
444.5
4.20%
426.0
3.50%
434.0
3.41%
423.2
3.39%
512.6
520.5
545.3
497.7
476.5
4Q19
1Q20
2Q20
3Q20
4Q20
Commercial Loans
Consumer Loans
Total Average Loan Yield

Average Deposits and Rates *($ in billions)*



1,321.9
85.7
139.0
258.8
192.3
646.1
1,338.0
80.2
145.4
266.2
193.5
652.7
1,386.7
60.2
165.2
239.6
206.5
715.1
1,399.0
49.0
169.5
226.1
198.0
756.5
1,380.1
37.7
169.9
205.8
203.6
763.2
4Q19
1Q20
2Q20
3Q20
4Q20
Average Deposit Cost
0.62%
0.52%
0.17%
0.09%
0.05%
Consumer Banking and Lending
Corporate and Investment Banking
Corporate
Commercial Banking
Wealth and Investment Management

- Average loans down $56.8 billion, or 6%, year-over-year (YoY), and down $32.0 billion, or 3%, from 3Q20 driven by lower commercial and industrial loans and residential real estate loans
- Total average loan yield of 3.39%, down 2 bps from 3Q20 and down 98 bps YoY reflecting the repricing impacts of lower interest rates, as well as continued loan mix changes

- Average deposits up $58.2 billion, or 4%, YoY driven by growth in Consumer Banking and Lending, and Wealth and Investment Management deposits
- Average deposits down $18.9 billion, or 1%, from 3Q20 reflecting targeted actions to manage to the asset cap, primarily in Corporate and Investment Banking, Corporate Treasury and Commercial Banking
- Average deposit cost of 5 bps, down 4 bps from 3Q20 and 57 bps YOY reflecting the lower interest rate environment

4Q20 Financial Results

7

84Q20 Financial Results Net interest income  Net interest income decreased $1.9 billion, or 17%, YoY reflecting the impact of lower interest rates, which drove a repricing of the balance sheet, lower loans primarily due to weak customer demand and elevated prepayments, lower investment securities, as well as higher mortgage- backed securities (MBS) premium amortization (4Q20 MBS premium amortization was $646 million vs. $445 million in 4Q19)  Net interest income decreased $93 million, or 1%, from 3Q20 reflecting lower loan balances on lower customer demand and elevated prepayments, and the impact of lower interest rates, which drove a repricing of the balance sheet Net Interest Income ($ in millions) 11,200 11,312 9,880 9,368 9,275 2.53% 2.58% 2.25% 2.13% 2.13% 4Q19 1Q20 2Q20 3Q20 4Q20 Net Interest Income Net Interest Margin

94Q20 Financial Results Noninterest expense  Noninterest expense down 5% from 4Q19 - Operating losses down $1.3 billion and included $321 million of customer remediation accruals primarily for a variety of historical matters, compared with a 4Q19 which included $1.5 billion of litigation accruals - Other non-personnel expense down 9% on lower travel expense and advertising expense as a result of the COVID-19 pandemic, and lower professional and outside services expense due to efficiency initiatives - Partially offset by $781 million of restructuring charges, primarily severance expense, as well as technology impairments and facility closure costs  Noninterest expense down 3% from 3Q20 - Personnel expense up 4% on higher incentive compensation expense - Other non-personnel expense down 5% benefitting from efficiency initiatives Noninterest Expense ($ in millions) 8,819 8,323 8,916 8,624 8,948 1,916 464 1,219 1,219 621 718 781 4,879 4,261 4,416 4,668 4,452 15,614 13,048 14,551 15,229 14,802 4Q19 1Q20 2Q20 3Q20 4Q20 Personnel Expense Operating Losses Restructuring Charges Other Non-personnel Expense

Consumer Banking and Lending

WELLS FARGO

Summary Financials

$ in millions (mm)		4Q20		vs. 3Q20	vs. 4Q19
Revenue by line of business:					
Consumer and Small Business Banking (CSBB)	$	4,701	$	(20)	(397)
Consumer Lending:					
Home Lending		1,995		(532)	35
Credit Card		1,372		27	(98)
Auto		403		(1)	16
Personal Lending		142		(7)	(25)
Total revenue		**8,613**		**(533)**	**(469)**
Provision for credit losses		351		(289)	(134)
Noninterest expense		6,441		(904)	(980)
Pre-tax income		1,821		660	645
Net income	**$**	**1,364**	**$**	**493**	**732**

Selected Metrics

		4Q20	3Q20	4Q19
Return on allocated capital[1]		10.7 %	6.6	4.7
Efficiency ratio[2]		75	80	82
Retail bank branches	#	5,032	5,229	5,352
Digital (online and mobile) active customers[3] (mm)		32.0	32.0	30.3
Mobile active customers[3] (mm)		26.0	25.9	24.4

- Total revenue down 5% YoY and 6% from 3Q20
  - CSBB revenue down 8% YoY primarily due to the impact of lower interest rates and lower deposit-related fees on reduced transaction activity and higher fee waivers provided in response to the COVID-19 pandemic
  - Home Lending revenue down 21% from 3Q20 on lower servicing income and MSR valuation adjustments reflecting higher prepayments; lower mortgage originations were offset by higher spreads
  - Credit Card revenue up 2% from 3Q20 on higher net interest income on lower customer payment deferrals, as well as seasonally higher spend volume
- Provision for credit losses down from a 3Q20 build in allowance for credit losses (ACL)
  - Net loan charge-offs of $332 million, down $37 million from 3Q20 on lower credit card losses and higher home lending recoveries
- Noninterest expense down 12% from 3Q20 driven by lower operating losses reflecting lower customer remediation expense ($329 million in 4Q20 vs. $871 million in 3Q20)

Average Balances and Selected Credit Metrics

$ in billions, unless otherwise noted		4Q20	3Q20	4Q19
Balances				
Loans	$	373.9	379.8	383.1
Deposits		763.2	756.5	646.1
Credit Performance				
Net charge-offs as a % of average loans		0.35 %	0.39	0.62

1. Return on allocated capital is segment net income (loss) applicable to common stock divided by segment average allocated capital. Segment net income (loss) applicable to common stock is segment net income (loss) less allocated preferred stock dividends.
2. Efficiency ratio is segment noninterest expense divided by segment total revenue.
3. Digital and mobile active customers is the number of consumer and small business customers who have logged on via a digital or mobile device, respectively, in the prior 90 days.

4Q20 Financial Results

10

114Q20 Financial Results Consumer Banking and Lending Mortgage Loan Originations ($ in billions) Auto Loan Originations ($ in billions) Credit Card POS Volume ($ in billions) Debit Card Point of Sale (POS) Volume and Transactions1 1. Debit card purchase volume and transactions reflect combined activity for both consumer and business debit card purchases. 6.8 6.5 5.6 5.4 5.3 4Q19 1Q20 2Q20 3Q20 4Q20 27.5 23.1 30.5 32.8 32.3 32.3 24.9 28.7 28.8 21.6 59.8 48.0 59.2 61.6 53.9 50% 52% 62% 51% 52% 4Q19 1Q20 2Q20 3Q20 4Q20 Retail Correspondent Refinances as a % of Originations 23.1 19.9 17.5 21.3 22.9 4Q19 1Q20 2Q20 3Q20 4Q20 95.2 90.6 93.1 102.9 105.3 2.3 2.2 2.0 2.3 2.3 4Q19 1Q20 2Q20 3Q20 4Q20 POS Volume ($ in billions) POS Transactions (billions)

124Q20 Financial Results Commercial Banking  Total revenue down 18% YoY and up 1% from 3Q20 - Middle Market Banking revenue down 26% YoY and 4% from 3Q20 due to the impact of lower interest rates and lower loan balances - Asset-Based Lending and Leasing revenue up 5% from 3Q20 on higher loan syndication fees and net gains on equity securities  Provision for credit losses down 80% from a 3Q20 ACL build - Net loan charge-off ratio of 17 bps, down 17 bps from 3Q20 driven largely by lower losses in Middle Market Banking  Noninterest expense down 4% from 3Q20 on lower lease expense, as well as lower personnel expense reflecting efficiency initiatives Summary Financials $ in millions 4Q20 vs. 3Q20 vs. 4Q19 Revenue by line of business: Middle Market Banking $ 1,149 $ (47) (396) Asset-Based Lending and Leasing 1,029 53 (56) Other 210 22 (55) Total revenue 2,388 28 (507) Provision for credit losses 69 (270) 39 Noninterest expense 1,690 (72) (122) Pre-tax income 629 370 (424) Net income $ 473 $ 278 (319) 4Q20 3Q20 4Q19 Return on allocated capital 8.6% 3.0 14.3 Efficiency ratio 71 75 63 Average loans by line of business ($ in billions) Middle Market Banking $ 102.7 110.3 116.1 Asset-based Lending and Leasing and Other 88.2 91.6 109.4 Total loans $ 190.9 201.9 225.5 Average deposits 203.6 198.0 192.3 Selected Metrics

Corporate and Investment Banking

WELLS FARGO

Summary Financials

$ in millions		4Q20	vs. 3Q20	vs. 4Q19
Revenue by line of business:				
Banking:				
Lending	$	424 $	2	(27)
Treasury Management and Payments		384	(11)	(143)
Investment Banking		348	53	(10)
Total Banking		1,156	44	(180)
Commercial Real Estate		964	129	102
Markets:				
Fixed Income, Currencies and Commodities (FICC)		889	(116)	(8)
Equities		194	(118)	(63)
Credit Adjustment (CVA/DVA) and Other		(67)	(129)	(81)
Total Markets		1,016	(363)	(152)
Other		(30)	9	7
Total revenue		**3,106**	**(181)**	**(223)**
Provision for credit losses		186	307	109
Noninterest expense		1,798	(193)	(23)
Pre-tax income		1,122	(295)	(309)
Net income	**$**	**841 $**	**(221)**	**(232)**

Selected Metrics

	4Q20	3Q20	4Q19
Return on allocated capital	8.8 %	11.4	12.4
Efficiency ratio	58	61	55

- Total revenue down 7% YoY and 6% from 3Q20
  - Banking revenue down 13% YoY primarily due to lower Treasury Management and Payments revenue predominantly driven by the impact of lower interest rates and lower deposit balances, and up 4% from 3Q20 on higher Investment Banking revenue driven by higher advisory fees and equities origination
  - Commercial Real Estate revenue up 15% from 3Q20 on higher CMBS volumes and improved gain on sale margins, as well as an increase in low income housing tax credit income
  - Markets revenue down 26% from 3Q20 on lower trading volumes across FICC and Equities, as well as lower Credit Adjustment and Other revenue
- Provision for credit losses up from a 3Q20 ACL release
  - Net loan charge-off ratio of 29 bps, up 10 bps from 3Q20 on higher commercial real estate losses
- Noninterest expense down 10% from 3Q20 primarily reflecting lower personnel expense driven by lower revenue-based incentive compensation

Average Balances *($ in billions)*

Loans by line of business		4Q20	3Q20	4Q19
Banking	$	82.4	88.9	92.8
Commercial Real Estate		107.8	109.5	103.7
Markets		49.6	51.4	54.3
Total loans	$	239.8	249.9	250.9
Deposits		205.8	226.1	258.8
Trading-related assets		190.4	192.7	234.7

4Q20 Financial Results

13

Wealth and Investment Management

WELLS FARGO

Summary Financials

$ in millions		4Q20		vs. 3Q20	vs. 4Q19
Net interest income	$	715	$	(3)	(170)
Noninterest income		3,074		159	(1)
Total revenue		**3,789**		**156**	**(171)**
Provision for credit losses		(4)		6	(3)
Noninterest expense		3,056		47	(617)
Pre-tax income		737		103	449
Net income	**$**	**548**	**$**	**74**	**335**

Selected Metrics *($ in billions, unless otherwise noted)*

		4Q20	3Q20	4Q19
Return on allocated capital		23.6 %	20.3	8.7
Efficiency ratio		81	83	93
Average loans	$	80.1	79.0	76.4
Average deposits		169.9	169.5	139.0
Client assets				
Advisory assets		853	779	778
Other client assets		1,152	1,076	1,108
Total client assets	$	2,005	1,855	1,886
Annualized revenue per advisor *($ in thousands)*[1]		1,013	943	1,002
Wells Fargo Asset Management assets under management		603	607	509

- Net interest income down 19% YoY driven by the impact of lower interest rates, partially offset by higher loan and deposit balances
- Noninterest income up 5% from 3Q20 primarily driven by higher asset-based fees, as well as higher retail brokerage transactional activity
- Noninterest expense down 17% YoY primarily due to lower operating losses and deferred compensation plan expense, as well as lower equipment expense from a 4Q19 which included $158 million of software impairment expense; up 2% from 3Q20 primarily reflecting higher financial advisor commission expense

1. Represents annualized revenue (excluding Wells Fargo Asset Management) divided by average total financial and wealth advisors for the period.

4Q20 Financial Results

14

154Q20 Financial Results Corporate  Net interest income down YoY primarily due to the impact of lower interest rates  Noninterest income down from 3Q20 on lower results in our affiliated private equity and venture capital partnerships  Provision for credit losses reflected a $757 million reserve release due to the announced sale of our student loan portfolio  Noninterest expense up from 3Q20 on higher incentive compensation, the timing of expense recoveries from operating segments, and higher restructuring charges ($781 million in 4Q20 vs. $718 million in 3Q20)  Income tax benefit reflected the positive impact from the resolution of certain legacy tax matters Summary Financials $ in millions 4Q20 vs. 3Q20 vs. 4Q19 Net interest income $ (273) $ 35 (622) Noninterest income 1,248 (229) 224 Total revenue 975 (194) (398) Provision for credit losses (781) (702) (834) Noninterest expense 1,817 695 930 Pre-tax income (loss) (61) (187) (494) Income tax expense (benefit) (22) (535) (245) Less: Net income (loss) from noncontrolling interests 195 15 148 Net income (loss) $ (234) $ 333 (397)

164Q20 Financial Results 2021 net interest income expectations 2021 Net Interest Income Expectations Annualized 4Q20 $36.8B Expected Full Year 2021 Rates/repricing Balance sheet/ mix  Currently expect 2021 net interest income to be flat to down 4% from the annualized 4Q20 level of $36.8 billion – Expectations reflect the announced sale of our student loan portfolio which accounts for approximately 1% of the decline – Expectations influenced by interest rate environment that remains below levels at which the majority of the portfolio was originated – Expectations assume the asset cap will remain in place for 2021  Range recognizes uncertainties and existing pressures including: – Soft industry loan demand – Recent market credit spread tightening – Elevated mortgage market prepayment levels ~0% to 4% decline

174Q20 Financial Results Organizational structure optimization 35% Branch rationalization and staffing 20% Consumer Lending origination and service costs 14% Commercial Banking transformation 13% Real estate and third party spend efficiencies 8% Other 10% Building a stronger Wells Fargo Our goal is to build a more efficient company with a streamlined organizational structure and less complexity in processes and products to better serve our customers Summary  Building the right risk and control infrastructure to strengthen our company continues to be our top priority ‒ Investments in risk management infrastructure and remediating legacy regulatory issues are excluded from efficiency initiatives and are critical for our success ‒ Efficiency initiatives are rigorously reviewed to help ensure no impact on our risk and regulatory work ‒ Many of these efficiency initiatives are designed to reduce risk and improve customer service  Execution on a portfolio of 250+ efficiency initiatives is in process ‒ In excess of $8 billion of potential gross saves identified ‒ Targeting “net” expense reductions each year ‒ We will continue to invest across our businesses ‒ Restructuring charges will continue to be recognized over time ‒ Targeting payback of <2 years for most initiatives ‒ Formalizing program to obtain additional feedback and ideas from employees ‒ Business divestitures not included among initiatives  Initiatives are expected to be executed over a span of 3-4 years ‒ Additional pipeline of efficiency initiative concepts being vetted % of potential gross saves identified Breakdown of Efficiency Initiatives

Selected efficiency initiatives

WELLS FARGO

Company-wide initiatives

Organizational Structure Optimization

- Eliminated management layers and increased span of control
  - Reduced 1 - 2 layers of management across businesses and functions since May 2020
  - Increased average span of control by ~10%
- Expect additional efficiencies across most areas as we continue to streamline the company
- Continue to invest in risk, regulatory, control, and business capabilities
- Shifting our technology delivery practices to an agile framework expected to increase the quality and speed to market

Real Estate and Third Party Spend Efficiencies

- ~46mm sq. ft. of office real estate expected to be reduced by 15-20% by year-end 2024
- Optimizing professional services spend through reduction in non-regulatory consulting engagements and use of managed resources
- Ensuring we are realizing scale benefits with third party vendors

Business-specific initiatives

Branch Rationalization and Staffing

- Continue ongoing review of branch locations; expect to consolidate additional branches and evolve network as customer needs change
  - 329 branch consolidations completed in 2020 and ~250 expected in 2021
- Optimization of branch staffing resulted in ~20% reduction in 2020 driven by lower customer transaction volume and a shift to digital
  - Will continue to adjust staffing throughout 2021 in response to changing customer needs, traffic patterns and transaction volumes

Consumer Lending Origination and Service Costs

- Increased automation of Home Lending's retail origination and servicing processes
- Home Lending servicing efficiencies expected over the next 3-4 years as processes become more efficient and technology-driven
- Improved auto loan origination system and scorecard credit decision tools expected to enable increased decision automation to more than 70% by 2022 and improved automated controls

Commercial Banking Transformation

- Tiering of coverage model and optimization of operations and other back-office teams expected to reduce headcount and expenses
- Consolidation of Commercial Banking lending platforms from 13 to 6
- Standardization and automation of customer onboarding expected to lead to a reduction in completion time

4Q20 Financial Results

18

2021 expense outlook

WELLS FARGO

2021 Expense Expectations


($ in billions)
$57.6
($2.2)
Customer remediation accruals
($1.5)
Restructuring charges
~$54
$0.5
Expected revenue-related compensation
($1.5)
Expected net expense reduction
~$53
2020 Expense
2020 Expense (ex. customer remediation accruals and restructuring charges)
2021 Outlook (ex. restructuring charges and business exits)

Expected Net Expense Reduction


($3.7)
Identified efficiency initiatives
$1.6
Investments
$0.6
Other items

- **Operating losses**
  - Have been elevated over a number of years; 2020 impacted by customer remediation accruals of $2.2 billion
  - Still have outstanding litigation and regulatory issues that can be unpredictable
  - 2021 outlook includes ~$1 billion of operating losses (e.g., litigation, customer remediation accruals, fraud, theft, etc.)
- **Restructuring and divestiture-related charges**
  - 2020 restructuring charges reflect what we believe will be needed for 2021 headcount reductions
  - Smaller amounts expected throughout 2021 (e.g., one-off real estate-related expenses, etc.)
  - Does not include charges related to business exits
- **Remaining expenses**
  - Reductions largely driven by savings from ongoing efficiency initiatives
  - Partially offset by incremental investments in personnel and technology, including investments in risk and regulatory-related work, and other items

4Q20 Financial Results

19

Path to higher returns

WELLS FARGO


Path to Higher ROTCE
8%
~1-2%
~1%
~10%
~15%
4Q20 ROTCE
Expected efficiency initiatives
Optimized capital levels
Pro forma ROTCE
Longer-term ROTCE

- **Clear path to generate better returns by executing on efficiency initiatives, improving risk and controls, investing in our businesses, and optimizing capital**
- **Returns comparable to peers achievable over time; requires:**
  - Moderate balance sheet growth once the asset cap is lifted
  - Modest increase in interest rates or further steepening of the curve
  - Ongoing progress on incremental efficiency initiatives beyond 2021
  - Small impact from returns on growth-related investments in our businesses
  - Continued execution on our risk, regulatory, and controls work

Note: Path to higher returns represents a hypothetical scenario. Percentages may not add up due to rounding.

4Q20 Financial Results
20

Appendix

Tangible Common Equity

WELLS FARGO

We also evaluate our business based on certain ratios that utilize tangible common equity. Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, goodwill, certain identifiable intangible assets (other than MSRs) and goodwill and other intangibles on nonmarketable equity securities, net of applicable deferred taxes. One of these ratios is return on average tangible common equity (ROTCE), which represents our annualized earnings as a percentage of tangible common equity. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity, which utilizes tangible common equity, is a useful financial measure because it enables management, investors, and others to assess the Company's use of equity.

The table below provides a reconciliation of this non-GAAP financial measure to GAAP financial measures.

							Quarter ended
(in millions, except ratios)			**Dec 31, 2020**	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019
Return on average tangible common equity:							
Net income applicable to common stock	(A)	$	**2,642**	1,720	(2,694)	42	2,546
Average total equity			**185,748**	182,850	184,108	188,170	192,393
Adjustments:							
Preferred stock			**(21,223)**	(21,098)	(21,344)	(21,794)	(21,549)
Additional paid-in capital on preferred stock			**156**	158	140	135	(71)
Unearned ESOP shares			**875**	875	1,140	1,143	1,143
Noncontrolling interests			**(887)**	(761)	(643)	(785)	(945)
Average common stockholders' equity	(B)		**164,669**	162,024	163,401	166,869	170,971
Adjustments:							
Goodwill			**(26,390)**	(26,388)	(26,384)	(26,387)	(26,389)
Certain identifiable intangible assets (other than MSRs)			**(354)**	(378)	(402)	(426)	(449)
Goodwill and other intangibles on nonmarketable equity securities (included in other assets)			**(1,889)**	(2,045)	(1,922)	(2,152)	(2,223)
Applicable deferred taxes related to goodwill and other intangible assets (1)			**852**	838	828	818	807
Average tangible common equity	(C)	$	**136,888**	134,051	135,521	138,722	142,717
Return on average common stockholders' equity (ROE) (annualized)	(A)/(B)		**6.4 %**	4.2	(6.6)	0.1	5.9
Return on average tangible common equity (ROTCE) (annualized)	(A)/(C)		**7.7**	5.1	(8.0)	0.1	7.1

(1) Determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

4Q20 Financial Results

22

Common Equity Tier 1 under Basel III

WELLS FARGO

RISK-BASED CAPITAL RATIOS UNDER BASEL III (1)

(in billions, except ratio)			Estimated Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019
Total equity		$	**185.9**	182.0	180.1	183.3	188.0
Adjustments:							
Preferred stock			**(21.1)**	(21.1)	(21.1)	(21.3)	(21.5)
Additional paid-in capital on preferred stock			**0.2**	0.2	0.2	0.1	(0.1)
Unearned ESOP shares			**0.9**	0.9	0.9	1.1	1.1
Noncontrolling interests			**(1.0)**	(0.9)	(0.7)	(0.6)	(0.8)
Total common stockholders' equity			**164.8**	161.1	159.4	162.6	166.7
Adjustments:							
Goodwill			**(26.4)**	(26.4)	(26.4)	(26.4)	(26.4)
Certain identifiable intangible assets (other than MSRs)			**(0.3)**	(0.4)	(0.4)	(0.4)	(0.4)
Goodwill and other intangibles on nonmarketable equity securities (included in other assets)			**(2.0)**	(2.0)	(2.1)	(1.9)	(2.1)
Applicable deferred taxes related to goodwill and other intangible assets (2)			**0.9**	0.8	0.8	0.8	0.8
CECL transition provision (3)			**1.7**	1.9	1.9	—	—
Other			**(0.4)**	(0.2)	(0.1)	—	0.3
Common Equity Tier 1	(A)		**138.3**	134.9	133.1	134.7	138.8
Total risk-weighted assets (RWAs) under Standardized Approach	(B)	$	**1,192.0**	1,185.6	1,213.1	1,262.8	1,245.9
Total RWAs under Advanced Approach (4)	(C)		**1,158.1**	1,172.0	1,195.4	1,181.3	1,165.1
Common Equity Tier 1 to total RWAs under Standardized Approach	(A)/(B)		**11.6 %**	11.4	11.0	10.7	11.1
Common Equity Tier 1 to total RWAs under Advanced Approach (4)	(A)/(C)		**11.9**	11.5	11.1	11.4	11.9

(1) The Basel III capital rules for calculating CET1 and tier 1 capital, along with risk-weighted assets (RWAs), are fully phased-in. However, the requirements for determining total capital are still in accordance with Transition Requirements and are scheduled to be fully phased-in by the end of 2021. The Basel III capital rules provide for two capital frameworks: the Standardized Approach and the Advanced Approach applicable to certain institutions. Accordingly, in the assessment of our capital adequacy, we must report the lower of our CET1, tier 1 and total capital ratios calculated under the Standardized Approach and under the Advanced Approach.

(2) Determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

(3) In second quarter 2020, the Company elected to apply a modified transition provision issued by federal banking regulators related to the impact of the current expected credit loss (CECL) accounting standard on regulatory capital. The rule permits certain banking organizations to exclude from regulatory capital the initial adoption impact of CECL, plus 25% of the cumulative changes in the allowance for credit losses (ACL) under CECL for each period until December 31, 2021, followed by a three-year phase-out of the benefits. The impact of the CECL transition provision on our regulatory capital at December 31, 2020, was an increase in capital of $1.7 billion, reflecting a $991 million (post-tax) increase in capital recognized upon our initial adoption of CECL, offset by 25% of the $10.8 billion increase in our ACL under CECL from January 1, 2020, through December 31, 2020.

(4) Amount for December 31, 2019, has been revised as a result of a decrease in RWAs under the Advanced Approach due to the correction of duplicated operational loss amounts.

4Q20 Financial Results

23

244Q20 Financial Results Disclaimer and forward-looking statements Financial results reported in this document are preliminary. Final financial results and other disclosures will be reported in our Annual Report on Form 10-K for the year ended December 31, 2020, and may differ materially from the results and disclosures in this document due to, among other things, the completion of final review procedures, the occurrence of subsequent events, or the discovery of additional information. This document contains forward-looking statements. In addition, we may make forward-looking statements in our other documents filed or furnished with the Securities and Exchange Commission, and our management may make forward-looking statements orally to analysts, investors, representatives of the media and others. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In particular, forward-looking statements include, but are not limited to, statements we make about: (i) the future operating or financial performance of the Company, including our outlook for future growth; (ii) our noninterest expense and efficiency ratio; (iii) future credit quality and performance, including our expectations regarding future loan losses, our allowance for credit losses, and the economic scenarios considered to develop the allowance; (iv) our expectations regarding net interest income and net interest margin; (v) loan growth or the reduction or mitigation of risk in our loan portfolios; (vi) future capital or liquidity levels, ratios or targets; (vii) the performance of our mortgage business and any related exposures; (viii) the expected outcome and impact of legal, regulatory and legislative developments, as well as our expectations regarding compliance therewith; (ix) future common stock dividends, common share repurchases and other uses of capital; (x) our targeted range for return on assets, return on equity, and return on tangible common equity; (xi) expectations regarding our effective income tax rate; (xii) the outcome of contingencies, such as legal proceedings; and (xiii) the Company’s plans, objectives and strategies. Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. Investors are urged to not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. For more information about factors that could cause actual results to differ materially from expectations, refer to the “Forward-Looking Statements” discussion in Wells Fargo’s press release announcing our fourth quarter 2020 results and in our most recent Quarterly Report on Form 10-Q, as well as to Wells Fargo’s other reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020.